    As filed with the Securities and Exchange Commission on March 19, 1999
                                                          Registration No.  333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               ALZA CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                 77-0142070
    (State or Other Jurisdiction of                  (I.R.S. Employer
           Incorporation or                         Identification No.)
            Organization)


  950 Page Mill Road, P.O. Box 10950, Palo Alto, CA 94303-0802 (650) 494-5000
                   (Address of Principal Executive Offices)

                    SEQUUS 1987 EMPLOYEE STOCK OPTION PLAN
                   SEQUUS 1987 CONSULTANT STOCK OPTION PLAN
                    SEQUUS 1990 DIRECTOR STOCK OPTION PLAN
                         SEQUUS EQUITY INCENTIVE PLAN
           SEQUUS AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                                Bruce C. Cozadd
               Senior Vice President and Chief Financial Officer
                               ALZA Corporation
                              950 Page Mill Road
                                P.O. Box 10950
                       Palo Alto, California 94303-0802
                    (Name and Address of Agent For Service)

                                (650) 494-5000
         (Telephone Number, Including Area Code, of Agent For Service)

                                 With copy to:

                                Peter D. Staple
                   Senior Vice President and General Counsel
                               ALZA Corporation
                              950 Page Mill Road
                                P.O. Box 10950
                       Palo Alto, California 94303-0802

                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                             Proposed Maximum
                                         Amount          Proposed Maximum        Aggregate       Amount of
     Title of Securities                  to be           Offering Price      Offering Price   Registration
       to be Registered                Registered          per Share(1)                             Fee
-----------------------------------------------------------------------------------------------------------------
  Common Stock $0.01 par value          1,550,000           $51.50               $79,825,000     $22,191.35
=================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, which have been filed by ALZA Corporation ("ALZA") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

          (a) ALZA's Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 1997;

          (b) ALZA's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

          (c)  ALZA's Current Report on Form 8-K dated October 4, 1998;

          (d) The description of the Common Stock contained in ALZA's registration statement on Form 8-A, filed May 14, 1992, under the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or reports filed for the purpose of updating such description; and

          (e) ALZA's Registration Statement on Form S-4 filed on February 11, 1999 relating to the merger of Argyle Acquisition Corp., a wholly-owned subsidiary of ALZA, with and into SEQUUS Pharmaceuticals, Inc., which merger was completed on March 16, 1999.

          All documents subsequently filed by ALZA pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Peter D. Staple, ALZA's General Counsel, owns 2,355 shares of Common Stock and options to purchase 135,000 shares of Common Stock, of which 95,000 are exercisable within 60 days of March 15, 1999. In addition, Mr. Staple owns 14,000 shares of restricted stock which vest on August 12, 2002.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. ALZA's Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     In addition, Article 9 of ALZA's Certificate of Incorporation provides as follows:

     Limitation of Liability and Indemnification of Directors.

     (a) Elimination of Certain Liability of Directors. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     (b)  Indemnification and Insurance.

          (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), because he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than that law permitted the corporation to provide before such amendment), against all expense, liability and loss (including attorneys' fees, judgments, penalties, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by this Section shall be a contract right which may not be retroactively amended and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of the proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if ultimately it shall be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the indemnification of directors and officers.

          (2) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

          (3) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     ALZA has purchased directors and officers liability insurance which would indemnify the directors and officers of ALZA against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

           5         Opinion of General Counsel of ALZA

          10.1       SEQUUS 1987 Employee Stock Option Plan (1)

          10.2       SEQUUS 1987 Consultant Stock Option Plan (1)

          10.3 SEQUUS 1990 Director Stock Option Plan and Equity Incentive Plan (1)

          10.4       SEQUUS Amended and Restated Employee Stock Purchase Plan
                     (2)

          10.5       SEQUUS Equity Incentive Plan (2)

          23.1       Consent of General Counsel of ALZA (filed as part of
                     Exhibit 5)

          23.2       Consent of Ernst & Young LLP, Independent Auditors

          24         Power of Attorney (pages II-5 and II-6)

-----------------------------------

     (1) Incorporated by reference to SEQUUS's Annual Report on Form 10-K (file number 000-15847) filed April 1, 1996.

     (2) Incorporated by reference to SEQUUS's Registration Statement on Form S-8 (file number 333-45697) filed on February 5, 1998.



ITEM 9.   UNDERTAKINGS

          A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, State of California, on March 19, 1999.

                                ALZA CORPORATION



                                By: /s/ Ernest Mario
                                    _________________________________________
                                    Dr. Ernest Mario,
                                    Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Dr. Ernest Mario and Mr. Bruce C. Cozadd his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of March 19, 1999.

            Signature                                                         Title
__________________________________                      __________________________________________________

         /s/ Ernest Mario
__________________________________                      Chairman of the Board, Chief Executive Officer and
          Dr. Ernest Mario                              Director (Principal Executive Officer)

        /s/ William G. Davis
__________________________________                      Director
          William G. Davis


         /s/ William Brody
__________________________________                      Director
          Dr. William Brody


       /s/ Robert J. Glaser
__________________________________                      Director
        Dr. Robert J. Glaser



__________________________________                      Director
       Dr. I. Craig Henderson

         /s/ Dean O. Morton                            Director
__________________________________
           Dean O. Morton


         /s/ Denise O'Leary                             Director
__________________________________
           Denise O'Leary


           /s/ Isaac Stein                              Director
__________________________________
             Isaac Stein


        /s/ Julian N. Stern                             Director
__________________________________
           Julian N. Stern

                                                        Senior Vice President and Chief Financial Officer
         /s/ Bruce C. Cozadd                            (Principal Financial and Accounting Officer)
__________________________________
           Bruce C. Cozadd

                                Index to Exhibits

                                                                                             Sequentially
     Item                                                                                      Numbered
     No.                                  Description of Item                                    Page
     --------  ---------------------------------------------------------------------------   --------------
      5        Opinion of General Counsel of ALZA

      10.1     SEQUUS 1987 Employee Stock Option Plan (1)

      10.2     SEQUUS 1987 Consultant Stock Option Plan (1)

      10.3     SEQUUS 1990 Director Stock Option Plan and Equity Incentive Plan (1)

      10.4     SEQUUS Amended and Restated Employee Stock Purchase Plan (2)

      10.5     SEQUUS Equity Incentive Plan (2)

      23.1     Consent of General Counsel of ALZA (filed as part of Exhibit 5)

      23.2     Consent of Ernst & Young LLP, Independent Auditors

      24       Power of Attorney (pages II-5 and II-6)

---------------------------------------

          (1) Incorporated by reference to SEQUUS's Annual Report on Form 10-K (file number 000-15847) filed April 1, 1996.

          (2) Incorporated by reference to SEQUUS's Registration Statement on Form S-8 (file number 333-45697) filed on February 5, 1998.